PROSPECTUS SUPPLEMENT
(to Prospectus dated October 18, 2010)

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-169866

750,000 Shares of Common Stock

Cavico Corp.

Cavico Corp. is offering 750,000 shares of our common stock. Shares of our common stock are currently traded on the NASDAQ Capital Market under the symbol “CAVO”. On October 26, 2010, the closing sale price of our common stock was $2.70 per share.

As of October 26, 2010, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $7,074,502 based on 3,147,795 shares of outstanding common stock, of which approximately 2,620,186 shares are held by non-affiliates, and a per share price of $2.70, based at closing sale price of our common stock on October 26, 2010. As of the date hereof, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

This prospectus supplement is not complete without, and may not be utilized except in connection with, the accompanying prospectus dated October 18, 2010 and any amendments to such prospectus. This prospectus supplement provides supplemental information regarding us and updates certain information contained in the accompanying prospectus and describes the specific terms of this offering. The accompanying prospectus gives more general information, some of which may not apply to this offering. We incorporate important information into this prospectus supplement and the accompanying prospectus by reference.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE S-5 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 4 OF THE PROSPECTUS DATED OCTOBER 18, 2010 ACCOMPANYING THIS PROSPECTUS SUPPLEMENT FOR A DISCUSSION OF IMPORTANT RISKS THAT YOU SHOULD CONSIDER BEFORE MAKING AN INVESTMENT DECISION.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$2.40	$1,800,000
Underwriting discount	$0.168	$126,000
Proceeds, before expenses, to us	$2.232	$1,674,000

The underwriters may also purchase up to an additional 112,500 shares of common stock from us at the public offering price, less underwriting discount, within 45 days from the date of this prospectus supplement to cover over-allotments, if any.

The shares of common stock are expected to be delivered to purchasers on or about November 1, 2010.

Rodman & Renshaw, LLC	Chardan Capital Markets, LLC

The date of this prospectus supplement is October 27, 2010.

i

CAVICO CORP.

You should rely only on the information provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the underwriters have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy, common stock only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the common stock or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This offering of common stock is being made under a registration statement on Form S-3 (Registration File No. 333-169866) that we filed with the Securities and Exchange Commission, or SEC, as part of a “shelf” registration process, which registration statement was declared effective on October 18, 2010. Under this shelf registration process, we may offer to sell shares of our common stock, $0.001 par value, shares of our preferred stock, $0.001 par value, warrants to purchase shares of our common stock and/or preferred stock, and/or units consisting of two or more of any such securities from time to time in one or more offerings up to a total dollar amount of $10,000,000.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of any Current Report on Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus supplement or the accompanying prospectus.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

The terms “Cavico,” the “Company,” “we,” “our” or “us” in this prospectus supplement refer to Cavico Corp. and its subsidiaries, unless the context suggests otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement and in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing. After you read this summary, to fully understand this offering and its consequences to you, you should read and consider carefully the more detailed information and financial statements and related notes that we include in and incorporate by reference into this prospectus supplement and the accompanying prospectus, especially the section entitled “Risk Factors.” If you invest in our common stock, you are assuming a high degree of risk.

Corporate History

We were incorporated in Delaware on September 13, 2004 under the name Laminaire Corp. On November 9, 2004, the name of the Company was changed to Agent 155 Media Group, Inc. On May 2, 2006, our name was changed to Cavico Corp. Our website may be found at www.cavicocorp.com.

During 2006 and 2007, we acquired Cavico Vietnam Company Limited (formerly, Cavico Vietnam Joint Stock Company Limited), a corporation organized under the laws of Vietnam (“Cavico Vietnam”) as our wholly owned subsidiary. As a result of legal restrictions on the foreign ownership of Vietnamese entities imposed by the Vietnamese government, the acquisition of Cavico Vietnam occurred in multiple steps, as follows:

●
On April 18, 2006, we entered into an asset purchase agreement with Cavico Vietnam. Under the terms of the agreement, Cavico purchased all of the assets of Cavico Vietnam in consideration for the issuance to Cavico Vietnam of 1,975,000 shares of our common stock. Cavico Vietnam subsequently transferred 1,501,555 of these shares to the former shareholders of Cavico Vietnam in return for their shares of Cavico Vietnam stock. An additional 473,445 shares were deposited with Cavico Vietnam for the use of that entity’s management, of which 123,445 shares were distributed to Cavico Vietnam’s management in 2006 (of which 2,238 were returned by employees) and 125,000 shares were sold to employees in 2008 for $300,000 at a price of $2.40 per share. The remaining 227,147 shares owned by our wholly owned subsidiary, Cavico Vietnam, are for sale or issuance to employees or to third-parties by that entity’s management. Pursuant to Delaware General Corporation Law, shares owned by Cavico Vietnam are not entitled to vote on any matters at a meeting of stockholders. The shares owned by Cavico Vietnam, therefore, are not considered to be outstanding shares, similar to shares of treasury stock.

●
Following our purchase of Cavico Vietnam’s assets, and pending the grant of the requisite approval by a Vietnamese government agency of the acquisition of Cavico Vietnam, as required under Vietnamese law, Cavico Vietnam continued to use its assets subject to our control. Government approval of the acquisition of Cavico Vietnam was granted in January 2007. Following the grant of this approval and our subsequent acquisition of Cavico Vietnam to become our wholly-owned subsidiary, all assets previously purchased from Cavico Vietnam by the Company in April 2006 were transferred back to Cavico Vietnam.

Corporate Overview

We are a major infrastructure construction, infrastructure investment and natural resources company headquartered in Hanoi, Vietnam. We provide construction and engineering services for large civil construction infrastructure projects in Vietnam, including the construction of tunnels, roads, highways, bridges, mines and dams. In addition, we are currently making investments in hydropower electric plants, cement production plants, mining operations and urban developments in Vietnam and Laos. During the year ended December 31, 2009, we generated approximately 86% of our revenues from tunnel construction for hydroelectric plants and dam construction.

We operate nationwide in Vietnam through our subsidiaries, serving almost exclusively public sector clients.  Our wholly-owned subsidiary, Cavico Vietnam, conducts its operations through a number of subsidiaries. Some of these entities are wholly owned while others are partially owned by Cavico Vietnam. The officers and directors of Cavico Vietnam also hold positions on the boards of these subsidiaries. During 2007 and 2008, we permitted subsidiaries to sell shares to third parties for the purpose of raising funds for expanded operations, thereby reducing our percentage held in those entities. In addition, to the extent that any of the subsidiaries are publicly traded in Vietnam, Vietnamese securities regulations limit foreign ownership of these subsidiaries to 49%.

Our principal executive offices are located at 17011 Beach Blvd., Suite 1230, Huntington Beach, California 92647. Our telephone number is (714) 843-5456. Our website is located at www.cavicocorp.com. Information contained on, or that can be accessed through, our website is not part of this prospectus supplement.

The Offering

Common stock offered	750,000 shares (862,500 shares, if the underwriters exercise the over-allotment option in full)

Common stock outstanding prior to the offering	3,147,795 shares

Common stock to be outstanding after the offering	3,897,795 shares (4,010,295 shares, if the underwriters exercise the over-allotment option in full)

Use of proceeds
We estimate that the net proceeds from this offering, after deducting underwriting discounts and commissions and before offering expenses payable by us, will be approximately $1.5 million. We intend to use the net proceeds from this offering for general corporate purposes, including general working capital purposes. See “Use of Proceeds” on page S-6 for more information on the use of proceeds.

Risk factors
See “Risk Factors” beginning on page S-5 of this prospectus supplement and page 4 of the accompanying prospectus for a discussion of the risks you should carefully consider before deciding to invest in our common stock.

NASDAQ Capital Market symbol	CAVO

The number of shares of our common stock outstanding after this offering is based on 3,147,795 shares of common stock outstanding as of October 26, 2010 and excludes shares of common stock underlying convertible debentures for $200,000 maturing on August 6, 2011 that are convertible into our common stock at a conversion price equal to the lower of (i) $1.60 or (ii) 58% of the closing bid price of the common stock for three trading days with the lowest closing bids during a 20 trading day period immediately preceding the delivery of a conversion notice prior to maturity.

Unless otherwise stated, all information contained in the prospectus supplement assumes no exercise of the over-allotment option granted to the underwriters.

Summary Financial Data

The following table sets forth our summary consolidated financial data as of the dates and for the periods indicated. You should read this information together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K/A for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the period ended June 30, 2010 and the financial statements and related notes incorporated by reference into this prospectus supplement. Historical financial information may not be indicative of our future performance and the results for the six months ended June 30, 2010 are not necessarily indicative of the results that may be expected for the full fiscal year.

Statements of Operations Data Summary:

	Six Months Ended June 30, 2010 (unaudited)	Six Months Ended June 30, 2009 (unaudited)	Year Ended December 31, 2009	Year Ended December 31, 2008
Sales	$29,298,282	$25,469,972	$61,090,722	$51,936,936
Cost of Goods Sold	27,514,074	20,625,096	55,303,581	44,402,887
Gross Profit	1,784,208	4,844,876	5,787,141	7,534,049
Operating Expenses	4,983,423	3,419,887	7,351,937	6,572,177
Income (loss) from operations	(3,199,215)	1,424,989	(1,564,796)	961,872
Net income (loss)	(3,673,274)	250,840	(5,230,552)	1,415,326

Other unaudited financial data:

	Six Months Ended June 30, 2010 (unaudited)	Six Months Ended June 30, 2009 (unaudited)	Year Ended December 31, 2009	Year Ended December 31, 2008
Net income (loss) to Cavico Corp.	$(3,281,986)	$(32,941)	$(4,761,994)	$(631,816)
Interest expense	869,773	1,068,995	2,603,686	2,534,062
Interest income	31,151	124,079	413,741	912,430
Income tax benefit (provision)	(422,546)	(345,658)	(447,295)	2,392,347
Depreciation and amortization	2,554,979	2,378,762	4,986,536	4,820,554
Impairment of available for sale investment	-	-	975,724	-

Balance Sheet Data Summary:

	June 30, 2010 (unaudited)	December 31, 2009	December 31, 2008
Assets	$135,278,127	$115,864,982	$99,500,890
Liabilities	122,761,538	106,609,682	86,540,479
Total Stockholders' Equity	12,516,589	9,255,300	12,960,411
Liabilities and Stockholders’ Equity	135,278,127	115,864,982	99,500,890
Noncontrolling Interest	14,910,858	8,421,218	9,715,228

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus supplement and the accompanying prospectus (including the risks described under “Risk Factors” in the accompanying prospectus) before deciding whether to purchase our securities. If any of the following risks actually occur, our business, financial condition and results of operations would suffer. In that event, the trading price of our common stock could decline, and you may lose all or part of your investment in our securities. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Statements.”

Risks Related to the Offering

We will have broad discretion in applying the net proceeds of this offering and may not use these proceeds in ways that will enhance the market value of our common stock.

We have broad discretion in applying the net proceeds we will receive in this offering.  Such proceeds may be used for general corporate purposes, including general working capital purposes. For more information, see “Use of Proceeds.” As part of your investment decision, you will not be able to assess or direct how we apply these net proceeds.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The issuance of any additional shares of common stock or securities convertible into, exchangeable for or that represent the right to receive common stock or the exercise of such securities could be substantially dilutive to holders of our common stock. Holders of shares of our common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. The market price of our common stock could decline as a result of sales of shares of our common stock made after this offering or the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our shareholders bear the risk of our future offerings reducing the market price of our common stock and diluting their interests in us.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risk and uncertainties. Any statements contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus that are not statements of historical fact may be forward-looking statements. When we use the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and other similar terms and phrases, including references to assumptions, we are identifying forward-looking statements. Forward-looking statements involve risks and uncertainties which may cause our actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements, including, but not limited to the risks outlined under “Risk Factors” in this prospectus supplement and the accompanying prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as may be required by law, we do not intend to update any of the forward-looking statements for any reason after the date of this prospectus supplement to conform such statements to actual results or if new information becomes available.

All forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $1.5 million (approximately $1.75 million if the underwriters exercises their overallotment option in full), based on the public offering price of $2.40 per share of common stock.

We intend to use the net proceeds of this offering for general corporate purposes, including general working capital purposes. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities.

PRICE RANGE OF COMMON STOCK

Our common stock was first quoted on the OTC Bulletin Board in April 2008 under the symbol “CVIC.OB.” Our symbol was changed to “CAVO” on August 19, 2009 when a 40-for-1 reverse stock split became effective. The prices, as presented below adjusted to reflect the 40-for-one reverse stock split, represent the highest and lowest intra-day prices for our common stock as quoted on the OTC Bulletin Board through September 17, 2009 and high and low sales prices on the NASDAQ Capital Market thereafter. Such over-the-counter market quotations may reflect inter-dealer prices, without markup, markdown or commissions and may not necessarily represent actual transactions. Our common stock was approved for listing on the NASDAQ Capital Market under the symbol “CAVO” and commenced trading on such exchange on September 18, 2009.

	High	Low
First Quarter 2008	$75.20	$21.20
Second Quarter 2008	$70.00	$8.40
Third Quarter 2008	$11.60	$6.00
Fourth Quarter 2008	$6.80	$2.20

First Quarter 2009	$5.20	$3.60
Second Quarter 2009	$7.40	$4.00
Third Quarter 2009	$12.99	$4.50
Fourth Quarter 2009	$9.24	$4.24

First Quarter 2010	$4.99	$3.96
Second Quarter 2010	$4.04	$3.11
Third Quarter 2010	$3.85	$2.01
Fourth Quarter 2010 (through October 26, 2010)	$3.19	$2.56

As of October 26, 2010, there were 3,147,795 shares of our common stock outstanding.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We intend to retain any future earnings to finance the growth and development of our business and do not anticipate paying any cash dividends in the foreseeable future. Any dividends paid will be solely at the discretion of our Board of Directors.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2010:

•	on an actual basis; and
•
on an as adjusted basis to reflect our sale of 750,000 shares of our common stock in this offering, based on the offering price of $2.40 per share, and after deducting underwriting discounts and commissions and estimated offering expenses paid or payable by us.

This table should be read in conjunction with our financial statements and the related notes, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	June 30, 2010
	Actual (unaudited)	As Adjusted (unaudited )
	(in thousands)
Cash	$3,632	$5,131

Stockholders’ Equity :
Common stock, $0.001 par value, 300,000,000 shares authorized, 3,047,795 shares of common stock issued and outstanding actual; and 3,797,795 shares issued and outstanding, as adjusted	$3	$4
Additional paid-in capital	13,620	15,118
Accumulated deficit	(14,317)	(14,317)
Accumulated other comprehensive loss	(1,701)	(1,701)
Total Cavico Corp. stockholders’ equity	$(2,394)	$(895)

UNDERWRITING

Subject to the terms and conditions of an underwriting agreement, dated October 26, 2010, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Rodman & Renshaw, LLC is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of shares of common stock opposite their respective names below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus supplement.

Name	Number of Shares
Rodman & Renshaw, LLC	525,000
Chardan Capital Markets, LLC	225,000
Total	750,000

Nature of Underwriting Commitment

The underwriting agreement provides that the underwriters are committed to purchase all shares offered in this offering, other than those covered by the over-allotment option described below, if the underwriters purchases any of these securities. The obligations of the underwriters may be terminated upon the occurrence of other events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to the authorization and the validity of the shares being accepted for listing on NASDAQ and to various other customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions of our counsel.

Pricing of Securities

The underwriters have advised us that they propose to offer the shares directly to the public at the public offering price set forth on the cover page of this prospectus, and to certain dealers that are members of the Financial Industry Regulatory Authority ("FINRA"), at such price less a concession not in excess of $0.084 per share. After this offering, the offering price and concessions and discounts to brokers and dealers and other selling terms may from time to time be changed by the underwriters. These prices should not be considered an indication of the actual value of our shares and are subject to change as a result of market conditions and other factors. No variation in those terms will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

Our common stock was approved for listing on the NASDAQ Capital Market under the symbol “CAVO” and commenced trading on such exchange on September 18, 2009. On October 26, 2010, the closing market price of our common stock was $2.70. The public offering price for the shares was determined by negotiation between us and the underwriters.

The principal factors considered in determining the public offering price of the shares included:

●	the information in this prospectus supplement and the accompanying prospectus and otherwise available to the underwriters;
●	the history and the prospects for the industry in which we will compete;
●	the current stock price;
●	our current financial condition and the prospects for our future cash flows and earnings;
●	the general condition of the economy and the securities markets at the time of this offering;
●	the recent market prices of, and the demand for, publicly-traded securities of generally comparable companies; and
●	the public demand for our securities in this offering.

We cannot be sure that the public offering price will correspond to the price at which our shares will trade in the public market following this offering or that an active trading market for our shares will develop and continue after this offering.

Commissions and Discounts

The following table summarizes the compensation to be paid to the underwriters by us and the proceeds, before expenses, payable to us, assuming a $2.40 offering price. The information assumes either no exercise or full exercise by the underwriters of the over-allotment option.
		Total
	Per Share	Without Over-Allotment	With Over-Allotment
Public offering price	$2.40	$1,800,000	$2,070,000
Underwriting discount (1)	$0.168	$126,000	$144,900
Proceeds, before expenses, to us (2)	$2.232	$1,674,000	$1,925,100

(1)	Underwriting discount is $0.168 per share (7% of the price of the shares sold in the offering).
(2)	We estimate that the total expenses of this offering, excluding the underwriters’ discount, are approximately $175,000.

Over-allotment Option

We have granted a 45-day option to the representative of the underwriters to purchase additional shares of common stock up to an additional 15% of common stock sold in the offering (112,500 additional shares) solely to cover over-allotments, if any, at the same price as the initial shares offered. If the underwriters fully exercise the over-allotment option, the total public offering price, underwriting fees and expenses and net proceeds (before expenses) to us will be $2,070,000, $144,900, and $1,925,100, respectively.

Lock-ups

All of our officers, directors and 5% shareholders have agreed that, for a period of 180 days from the effective date of the registration statement of which this prospectus forms a part, they will not sell, contract to sell, grant any option for the sale or otherwise dispose of any of our equity securities, or any securities convertible into or exercisable or exchangeable for our equity securities, without the consent of the representative except for exercise or conversion of currently outstanding warrants, options and convertible debentures, as applicable; and exercise of options under an acceptable stock incentive plan. The underwriter representative may consent to an early release from the lock-up periods if, in its opinion, the market for the common stock would not be adversely impacted by sales and in cases of a financial emergency of an officer, director or other stockholder. We are unaware of any officer or director who intends to ask for consent to dispose of any of our equity securities during the relevant lock-up periods.

Common Stock Purchase Warrants

We have agreed to issue to Rodman & Renshaw, LLC warrants to purchase up to a total of 75,000 shares of common stock (10% of the shares sold). The shares issuable upon exercise of this warrant are identical to those offered by this prospectus. The warrants are exercisable at $3.48 per share (145% of the price of the shares sold in the offering), commencing on a date which is one year from the effective date of the registration statement and expiring five years from the effective date of the registration statement. The warrants may also be exercised on a cashless basis. The warrants and the 75,000 shares of common stock underlying these warrants have been deemed compensation by the FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of the FINRA. Rodman & Renshaw, LLC (or permitted assignees under the Rule) will not sell, transfer, assign, pledge, or hypothecate this warrant or the securities underlying this warrant, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this warrant or the underlying securities for a period of 180 days from the date of this prospectus. Additionally, the warrant may not be sold transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180 day period) following the effective date of the registration statement except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The holders of the warrant have demand and “piggy back” registration rights for the for periods of four and six years, respectively, from the first anniversary of the date of this prospectus for the warrant and the underlying securities. These rights apply to all of the securities directly and indirectly issuable upon exercise of the warrant. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrant, other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrant may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation.

However, the warrant exercise price or underlying shares will not be adjusted for issuances of common stock at a price below the warrant exercise price.

Other Terms

In connection with this offering, the underwriters or certain of the securities dealers may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe PDF format will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of shares offered by this prospectus to accounts over which they exercise discretionary authority without obtaining the specific approval of the account holder.

Stabilization

Until the distribution of the shares of common stock offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our securities. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Securities Exchange Act of 1934 that are intended to stabilize, maintain or otherwise affect the price of our common stock. The underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

●	Stabilizing transactions permit bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, so long as stabilizing bids do not exceed a specified maximum.
●
Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing shares in the open market.

●
Covering transactions involve the purchase of securities in the open market after the distribution has been completed in order to cover short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which it may purchase securities through the over-allotment option. If the underwriters sell more shares of common stock than could be covered by the over-allotment option, creating a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in this offering.

●
Penalty bids permit the underwriters to reclaim a selling concession from a selected dealer when the shares of common stock originally sold by the selected dealer are purchased in a stabilizing or syndicate covering transaction.

These stabilizing transactions, covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our securities. These transactions may occur on the NASDAQ Capital Market or on any other trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Foreign Regulatory Restrictions on Purchase of the Common Stock

We have not taken any action to permit a public offering of shares of our common stock outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of common shares and the distribution of the prospectus outside the United States. In addition to the public offering of the shares in the United States, the underwriters may, subject to the applicable foreign laws, also offer the common shares to certain institutions or accredited persons in the following countries:

United Kingdom.  The content of this Memorandum has not been issued or approved by an authorised person within the meaning of the United Kingdom Financial Services and Markets Act 2000 ("FSMA").  Reliance on this Memorandum for the purpose of engaging in any investment activity may expose an Investor to a significant risk of losing all of the property or other assets invested.  This Memorandum does not constitute a Prospectus within the meaning of the FSMA and is issued in reliance upon one or more of the exemptions from the need to issue such a prospectus contained in section 86 of the FSMA.

Israel.  The common stock offered by this prospectus has not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor has such common stock been registered for sale in Israel.  The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus.  The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the common stock being offered.  Any resale, directly or indirectly, to the public of the common stock offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Dubai.  The issuer is not licensed by the Dubai Financial Services Authority ("DFSA") to provide financial services in the Dubai International Financial Centre ("DIFC").  The offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the "UAE"), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the DFSA, a regulatory of the DIFC.

The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No.8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise.  The securities offered hereby may not be offered to the public in the UAE and/or any of the free zones, including, in particular, the DIFC.

The securities offered hereby may be offered and issued only to a limited number of investors in the UAE or any of its free zones (including, in particular, the DIFC) who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned, including, in particular, the DIFC.

The company represents and warrants that the securities offered hereby will not be offered, sold, transferred or delivered to the public in the UAE or any of its free zones, including, in particular, the DIFC

Saudi Arabia.  NO OFFERING OF SHARES IS BEING MADE IN THE KINGDOM OF SAUDI ARABIA, AND NO AGREEMENT RELATING TO THE SALE OF THE SHARES WILL BE CONCLUDED IN SAUDI ARABIA.  THIS DOCUMENT IS PROVIDED AT THE REQUEST OF THE RECIPIENT AND IS BEING FORWARDED TO THE ADDRESS SPECIFIED BY THE RECIPIENT.  NEITHER THE AGENT NOR THE OFFERING HAVE BEEN LICENSED BY THE SAUDI'S SECURITIES AND EXCHANGE COMMISSION OR ARE OTHERWISE REGULATED BY THE LAWS OF THE KINGDOM OF SAUDI ARABIA.

THEREFORE, NO SERVICES RELATING TO THE OFFERING, INCLUDING THE RECEIPT OF APPLICATIONS AND/OR THE ALLOTMENT OF THE SHARES, MAY BE RENDERED WITHIN THE KINGDOM BY THE AGENT OR PERSONS REPRESENTING THE OFFERING.

United Arab Emirates. The offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the "UAE"), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (the "DFSA"), a regulatory authority of the Dubai International Financial Centre (the "DIFC").

The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No.8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise.  The securities offered hereby may not be offered to the public in the UAE and/or any of the free zones, including, in particular, the DIFC.

The securities offered hereby may be offered and issued only to a limited number of investors in the UAE or any of its free zones (including, in particular, the DIFC) who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned, including, in particular, the DIFC.

The company represents and warrants that the securities offered hereby will not be offered, sold, transferred or delivered to the public in the UAE or any of its free zones, including, in particular, the DIFC."

People’s Republic of China.  THIS PROSPECTUS HAS NOT BEEN AND WILL NOT BE CIRCULATED OR DISTRIBUTED IN THE PRC, AND ADSs MAY NOT BE OFFERED OR SOLD, AND WILL NOT BE OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, TO ANY RESIDENT OF THE PRC EXCEPT PURSUANT TO APPLICABLE LAWS AND REGULATIONS OF THE PRC.

Australia.  If this document is issued or distributed in Australia it is issued or distributed to "wholesale clients" only, not to "retail clients".  For the purposes of this paragraph, the terms "wholesale client" and "retail client" have the meanings given in section 761 of the Australian Corporations Act 2001 (Cth).  This document is not a disclosure document under the Australian Corporations Act, has not been lodged with the Australian Securities & Investments Commission and does not purport to include the information required of a disclosure document under the Australian Corporations Act.  Accordingly, (i) the offer of securities under this document is only made to persons to whom it is lawful to offer such securities under one or more exemptions set out in the Australian Corporations Act, (ii) this document is only made available in Australia to those persons referred to in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that, by accepting this offer, the offeree represents that the offeree is such a person as referred to in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this document.

Pakistan.  The investors / subscribers in Pakistan will be responsible for ensuring their eligibility to invest under the applicable laws of Pakistan and to obtain any regulatory consents if required for such purpose.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York. Loeb & Loeb LLP in New York, New York has acted as counsel for the underwriters.

EXPERTS

The consolidated financial statements of Cavico Corp. as of December 31, 2009 and 2008 and for each of the years in the two-year period ended December 31, 2009 appearing in Cavico Corp.’s Annual Report (Form 10-K/A) for the year ended December 31, 2009, have been audited by PMB Helin Donovan, LLP, Cavico Corp.’s independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus supplement. This prospectus supplement does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. We are required to file annual and quarterly reports, special reports, proxy statements, and other information with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at Public Reference Room, 100 F Street N.E., Washington, DC 20549. Please call the SEC at 1-800-732-0330 for further information on the operation of the public reference facilities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus supplement is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus supplement the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed), including filings made on or after the date hereof and until the offering of the securities under the registration statement is terminated or completed:

•	Our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on April 15, 2010, as amended by our annual report on Form 10-K/A filed with the SEC on September 16, 2010;

•	Our Quarterly Report on Form 10-Q/A (Amendment No. 2) for the period ended March 31, 2009, filed with the SEC on January 20, 2010;

•	Our Quarterly Report on Form 10-Q/A (Amendment No. 2) for the period ended June 30, 2009 filed with the SEC on January 20, 2010;

•	Our Quarterly Report on Form 10-Q/A (Amendment No. 2) for the period ended September 30, 2009 filed with the SEC on January 20, 2010;

•
Our Quarterly Report on Form 10-Q for the period ended March 31, 2010 filed with the SEC on May 17, 2010, as amended by our Quarterly Report on Form 10-Q for the period ended March 31, 2010, filed with the SEC on September 16, 2010;

•	Our Quarterly Report on Form 10-Q for the period ended June 30, 2010 filed with the SEC on August 23, 2010;

•	Our Current Report on Form 8-K filed with the SEC on January 14, 2010;

•	Our Current Report on Form 8-K filed with the SEC on September 16, 2010;

•	Our Current Report on Form 8-K filed with the SEC on October 27, 2010;

•
The description of our Common Stock contained in the our Registration Statement on Form 8-A filed September 17, 2009 (File No. 001-34461), including any amendment or report filed for the purpose of updating such description; and

•
all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this prospectus and prior to the termination of this offering.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

Any statement contained herein or made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

PROSPECTUS

$10,000,000

Common Stock
Preferred Stock
Warrants
Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, or a combination of these securities, or units, for an aggregate initial offering price of up to $10,000,000. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “CAVO.” On October 11, 2010, the last reported sales price for our common stock was $3.00 per share. We will apply to list any shares of common stock sold by us under this prospectus and any prospectus supplement on the NASDAQ Capital Market. The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the NASDAQ Capital Market or any other securities market or exchange covered by the prospectus supplement.

As of October 11, 2010, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $7,425,558 based on 3,047,795 shares of outstanding common stock, of which approximately 2,475,186 shares are held by non-affiliates, and a per share price of $3.00, based on the closing sale price of our common stock on October 11, 2010. As of the date hereof, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 4, in addition to Risk Factors contained in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

This prospectus is dated October 18, 2010

      You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $10,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering.

The terms “Cavico,” the “Company,” “we,” “our” or “us” in this prospectus refer to Cavico Corp. and its subsidiaries, unless the context suggests otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     The information contained in this prospectus and the documents and information incorporated by reference in this prospectus include some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

     The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including, but not limited to, the risks outlined under “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Unless we are required to do so under US federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

ABOUT CAVICO

Corporate History

We were incorporated in Delaware on September 13, 2004 under the name Laminaire Corp. On November 9, 2004, the name of the Company was changed to Agent 155 Media Group, Inc. On May 2, 2006, our name was changed to Cavico Corp. Our website may be found at www.cavicocorp.com . Our executive offices are located at 17011 Beach Blvd., Suite 1230, Huntington Beach, California, 92647. Our telephone number is (714) 843-5456.

During 2006 and 2007, we acquired Cavico Vietnam Company Limited (formerly, Cavico Vietnam Joint Stock Company Limited), a corporation organized under the laws of Vietnam (“Cavico Vietnam”) as our wholly owned subsidiary. As a result of legal restrictions on the foreign ownership of Vietnamese entities imposed by the Vietnamese government, the acquisition of Cavico Vietnam occurred in multiple steps, as follows:

●
On April 18, 2006, we entered into an asset purchase agreement with Cavico Vietnam. Under the terms of the agreement, Cavico purchased all of the assets of Cavico Vietnam in consideration for the issuance to Cavico Vietnam of 1,975,000 shares of our common stock. Cavico Vietnam subsequently transferred 1,501,555 of these shares to the former shareholders of Cavico Vietnam in return for their shares of Cavico Vietnam stock. An additional 473,445 shares were deposited with Cavico Vietnam for the use of that entity’s management, of which 123,445 shares were distributed to Cavico Vietnam’s management in 2006 (of which 2,238 were returned by employees) and 125,000 shares were sold to employees in 2008 for $300,000 at a price of $2.40 per share. The remaining 227,147 shares owned by our wholly owned subsidiary, Cavico Vietnam, are for sale or issuance to employees or to third-parties by that entity’s management. Pursuant to Delaware General Corporation Law, shares owned by Cavico Vietnam are not entitled to vote on any matters at a meeting of stockholders. The shares owned by Cavico Vietnam, therefore, are not considered to be outstanding shares, similar to shares of treasury stock.

●
Following our purchase of Cavico Vietnam’s assets, and pending the grant of the requisite approval by a Vietnamese government agency of the acquisition of Cavico Vietnam, as required under Vietnamese law, Cavico Vietnam continued to use its assets subject to our control. Government approval of the acquisition of Cavico Vietnam was granted in January 2007. Following the grant of this approval and our subsequent acquisition of Cavico Vietnam to become our wholly-owned subsidiary, all assets previously purchased from Cavico Vietnam by the Company in April 2006 were transferred back to Cavico Vietnam.

Corporate Overview

We are a major infrastructure construction, infrastructure investment and natural resources company headquartered in Hanoi, Vietnam. We provide construction and engineering services for large civil construction infrastructure projects in Vietnam, including the construction of tunnels, roads, highways, bridges, mines and dams. In addition, we are currently making investments in hydropower electric plants, cement production plants, mining operations and urban developments in Vietnam and Laos. During the year ended December 31, 2009, we generated approximately 86% of our revenues from tunnel construction for hydroelectric plants and dam construction.

We operate nationwide in Vietnam through our subsidiaries, serving almost exclusively public sector clients.  Our wholly-owned subsidiary, Cavico Vietnam, conducts its operations through a number of subsidiaries. Some of these entities are wholly owned while others are partially owned by Cavico Vietnam. The officers and directors of Cavico Vietnam also hold positions on the boards of these subsidiaries. During 2007 and 2008, we permitted subsidiaries to sell shares to third parties for the purpose of raising funds for expanded operations, thereby reducing our percentage held in those entities. In addition, to the extent that any of the subsidiaries are publicly traded in Vietnam, Vietnamese securities regulations limit foreign ownership of these subsidiaries to 49%.

Our principal executive offices are located at 17011 Beach Blvd., Suite 1230, Huntington Beach, California 92647. Our telephone number is (714) 843-5456. Our website is located at www.cavicocorp.com. Information contained on, or that can be accessed through, our website is not part of this prospectus.

SUMMARY

Securities We are Offering

        We may offer any of the following securities from time to time:
• shares of our common stock;
• shares of our preferred stock;
• warrants to purchase shares of our preferred stock or common stock; or
• any combination of our common stock, preferred stock, or warrants.

        When we use the term "securities" in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. The total dollar amount of all securities that we may issue will not exceed $10,000,000. This prospectus, including the following summary, describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

        Common Stock.     We may offer shares of our common stock. Our common stock currently is listed on the NASDAQ Capital Market under the symbol "CAVO."

        Preferred Stock.     We may offer our preferred stock in one or more series. For any particular series we offer, the applicable prospectus supplement will describe the specific designation; the aggregate number of shares offered; the rate and periods, or manner of calculating the rate and periods, for dividends, if any; the stated value and liquidation preference amount, if any; the voting rights, if any; the terms on which the series will be convertible into or exchangeable for other securities or property, if any; the redemption terms, if any; and any other specific terms.

        Warrants.     We may offer warrants to purchase our common stock and preferred stock. For any particular warrants we offer, the applicable prospectus supplement will describe the underlying security; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of any security to be delivered by us upon exercise; and any other specific terms. We may issue the warrants under warrant agreements between us and one or more warrant agents.

        Units.     We may offer units comprised of our common stock, preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

      An investment in our common stock involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information contained in this prospectus and in the documents incorporated by reference into this prospectus, before investing in our common stock. If any of the events anticipated by the risks described below occur, our results of operations and financial condition could be adversely affected which could result in a decline in the market price of our common stock, causing you to lose all or part of your investment.

   Risks Associated with Our Business

If we are unable to accurately estimate the overall risks or costs when we bid on a contract, we may achieve a lower than anticipated profit or incur a loss on the contract.

A portion of our revenues and contract backlog are typically derived from fixed unit price contracts. Fixed unit price contracts require us to perform the contract for a fixed unit price irrespective of our actual costs. As a result, we realize a profit on these contracts only if we successfully estimate our costs and then successfully control actual costs and avoid cost overruns. If our cost estimates for a contract are inaccurate, or if we do not execute the contract within our cost estimates, then cost overruns may cause us to incur losses or cause the contract not to be as profitable as we expected.  We recorded a loss of $562,074 during the year ended December 31, 2009 on contracts on which the anticipated future costs exceeded projected revenue.  During the year ended December 31, 2009 and 2008, 4% and 14%, respectively, of our revenue was generated from fixed unit price contracts.

We had a loss of $5,230,552 for the year ended December 31, 2009 and a loss of $3,673,274 for the six months ended June 30, 2010. Based upon current plans, we expect to incur operating losses in the near future because we may not be successful in generating sufficient revenues to generate a profit. This, in turn, could negatively affect our cash flow, earnings and financial position.

The costs incurred and gross profit realized on those contracts can vary, sometimes substantially, from the original projections due to a variety of factors, including, but not limited to:

●	on-site conditions that differ from those assumed in the original bid;
●	delays caused by weather conditions;
●	contract modifications creating unanticipated costs not covered by change orders;
●
changes in availability, proximity and costs of materials, including steel, concrete, aggregate and other construction materials (such as stone, gravel and sand), as well as fuel and lubricants for our equipment;

●	availability and skill level of the workers in the geographic location of a project;
●	our suppliers’ or subcontractors’ failure to perform;
●	fraud or theft committed by our employees;
●	mechanical problems with our machinery or equipment;
●	citations issued by a governmental authority;
●	difficulties in obtaining required governmental permits or approvals;
●	changes in applicable laws and regulations; and
●	claims or demands from third parties alleging damages arising from our work or from the project of which our work is part.
●	claims relating to construction deficiency

We attempt to shift construction risks to our customers. We, however, provide a warranty period of two to three years after completion of the construction contract. Our customers generally keep the retention of 5 to 15 percent of the contract amount until the warranty period expires. Due to this retention period, our receivables can be significantly delayed and may adversely impact our cash flow. In accordance with SOP 81-1 (ASC 605) we continually review contract performance and any anticipated additional costs that might be associated with contract performance and modify contract income accordingly.  Our practice in many instances has been to supersede these terms with an agreement to obtain insurance covering both the customer and ourselves. In cases where insurance is not obtained, our experience has often been that public sector customers have been willing to negotiate equitable adjustments in the contract compensation or completion time provisions if unexpected circumstances arise. If we are unable to obtain insurance, and if public sector customers seek to impose contractual risk-shifting provisions more aggressively, we could face increased risks, which may adversely affect our cash flow, earnings and financial position.

Economic downturns or reductions in government funding of infrastructure projects, or the cancellation of significant contracts, could reduce our revenues and profits and have a material adverse effect on our results of operations.

Our business is highly dependent on the amount of infrastructure work funded by various governmental entities, which, in turn, depends on the overall condition of the economy, the need for new or replacement infrastructure, the priorities placed on various projects funded by governmental entities and federal, state or local government spending levels. Decreases in government funding of infrastructure projects could decrease the number of civil construction contracts available and limit our ability to obtain new contracts, which could reduce our revenues and profits.

Due to the global downturn in the financial markets, Vietnam may not be able to maintain its recent growth rates mainly due to the lack of demand of exports to countries that are in recessions. Our earnings may become unstable if Vietnam’s domestic growth slows significantly and our public sector clients are unable to fund infrastructure projects. Contracts that we enter into with governmental entities may be canceled at any time by them with payment only for the work already completed. In addition, we could be prohibited from bidding on certain governmental contracts if we fail to maintain qualifications required by those entities. A sudden cancellation of a contract or our debarment from the bidding process could cause our equipment and work crews to remain idled for a significant period of time until other comparable work becomes available, which could have a material adverse effect on our business and results of operations.

The loans that finance our construction are renewable each year and classified as short-term loans creating a working capital deficit.    Our banks’ failure to renew such loans or our failure to repay our loans could impact our operations.

At December 31, 2009, we had $60,115,212 construction loans of which $54,740,704 are classified as short-term construction loans with interest rates ranging 10% to 17%.  We obtain these short-term construction loans to finance our civil construction and mining projects.  Each time we begin a construction project, we obtain a loan from one of several banks to purchase equipment and supplies and to mobilize our employees and materials to the worksite.  As we complete a percentage of each construction project, our customer certifies our work in process and our customer, or its financing source, pays us for our completed work, less a retention percentage (which we will collect at the end of the warranty period), and we repay the bank from which we borrowed funds for each project.  Construction contracts include a two to three year warranty period that is part of the construction contract.

It is the general practice of Vietnamese banks to give short term loans such as these for most of the construction contracts and make the loans renewable every year until the construction contract is completed.  As a result, a majority of the loans are classified as current liabilities.  Our retention receivables and a portion of our work in process, however, are classified as long-term assets.  As a result, our working capital deficit as of December 31, 2009 was $23,628,581. As of December 31, 2009, long-term retention receivables and long-term work in process totaled $14,455,193.

We expect to renew these loans with the banks and repay the balances as we complete our projects.  In the year 2009, we made $73,634,129 of payments on our notes payable.  We also needed to draw down $82,185,846 from our notes payable to finance our construction projects.

Although some of our loans are unsecured, our banks’ decision not to renew these loans, as a result of continued losses, or our failure to repay these loans could have important consequences including the following:

●	it may limit our ability to borrow money or issue equity to finance our working capital needs, construction projects, capital projects or other purposes;
●	it may limit our flexibility in planning for, or reacting to, changes in our operations or business;
●	a substantial portion of our cash flow from operations could be dedicated to the repayment of our indebtedness and would not be available for other purposes;
●	there would be a material adverse effect on our business and financial condition if we were unable to service our indebtedness or obtain additional financing, as needed; and
●	It may result in the banks repossessing up to $21,000,000 of our equipment and other assets.

Our operations are currently focused in Vietnam, and any adverse change to the economy or business environment in Vietnam could significantly affect our operations, which would lead to lower revenues and reduced profitability.

Our operations are currently concentrated in Vietnam. Because of this concentration in a specific geographic location, we are susceptible to fluctuations in our business caused by adverse economic or other conditions in this region, including natural or other disasters. A stagnant or depressed economy in Vietnam generally, or in any of the other markets that we serve, could adversely affect our business, results of operations and financial condition.

Our business is subject to significant political and economic uncertainties and may be affected by political, economic and social developments in Vietnam. Over the past several years, the government of Vietnam has pursued economic reform policies. Changes in policies, laws and regulations or in their interpretations or the imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to stockholders, or devaluations of currency could cause a decline in the price of our common stock, should a market for our common stock ever develop.

Our industry is highly competitive, with a variety of larger companies with greater resources competing with us, and our failure to compete effectively could reduce the number of new contracts awarded to us or adversely affect our margins on contracts awarded.

Most contracts on which we bid are awarded through a competitive bid process, with awards generally being made to the lowest bidder, but sometimes recognizing other factors, such as shorter contract schedules or prior experience with the customer. Within our niche market, we compete with many national, regional and local construction firms. Some of these competitors have achieved greater market penetration than we have in the markets in which we compete, and some have greater financial and other resources than we have. In addition, there are a number of national companies in our industry that are larger than we are and that, if they so desired, could establish a presence in our markets and compete with us for contracts. As a result, we may need to accept lower contract margins in order to compete against these competitors. If we are unable to compete successfully in our markets, our relative market share and profits could be reduced.

Our dependence on subcontractors and suppliers of materials, including petroleum-based products, could increase our costs and impair our ability to complete contracts on a timely basis or at all, which would adversely affect our profits and cash flow.

We rely on third-party subcontractors to perform certain work on some of our contracts. We do not bid on contracts unless we have the necessary subcontractors committed for the anticipated scope of the contract and at prices that we have included in our bid. Therefore, to the extent that we cannot engage subcontractors, our ability to bid for contracts may be impaired. In addition, if a subcontractor is unable to deliver its services according to the negotiated terms for any reason, including the deterioration of its financial condition, we may suffer delays and be required to purchase the services from another source at a higher price. This may reduce the profit to be realized, or result in a loss on a contract.

We also rely on third-party suppliers to provide all of the materials, including fuel, aggregates (sand and gravel), concrete, steel and pipe, for our contracts. We do not own any quarries, and there are no naturally occurring sources of aggregates in Vietnam. We do not bid on contracts unless we have commitments from suppliers for the materials required to complete the contract and at prices that we have included in our bid. Thus, to the extent that we cannot obtain commitments from our suppliers for materials, our ability to bid for contracts may be impaired. In addition, if a supplier is unable to deliver materials according to the negotiated terms of a supply agreement for any reason, including the deterioration of its financial condition, we may suffer delays and be required to purchase the materials from another source at a higher price. This may reduce the profit to be realized, or result in a loss on a contract.

Diesel fuel and other petroleum-based products are utilized to operate the equipment used in our construction contracts. Decreased supplies of those products relative to demand and other factors can cause an increase in their cost.

Future increases in the costs of fuel and other petroleum-based products used in our business, particularly if a bid has been submitted for a contract and the costs of those products have been estimated at amounts less than the actual costs thereof, could result in a lower profit, or a loss on a contract.

Our contracts may require us to perform extra or change order work, which can result in disputes and adversely affect our working capital, profits and cash flows.

Our contracts generally require us to perform extra work or change order work as directed by the customer even if the customer has not agreed in advance on the scope or price of the extra work to be performed. This process may result in disputes over whether the work performed is beyond the scope of the work included in the original project plans and specifications or, if the customer agrees that the work performed qualifies as extra work, the price that the customer is willing to pay for the extra work. These disputes may not be settled to our satisfaction. Even when the customer agrees to pay for the extra work, we may be required to fund the cost of that work for a lengthy period of time until the change order is approved by the customer and we are paid by the customer.

To the extent that actual recoveries with respect to change orders or amounts subject to contract disputes or claims are less than the estimates used in our financial statements, the amount of any shortfall will reduce our future revenues and profits, and this could have a material adverse effect on our reported working capital and results of operations. In addition, any delay caused by the extra work may adversely impact the timely scheduling of other project work and our ability to meet specified contract milestones.

Our failure to meet schedule or performance requirements of our contracts could adversely affect us.

In most cases, our contracts require completion by a scheduled acceptance date. Failure to meet any such schedule could result in additional costs being incurred, penalties and liquidated damages being assessed against us, and these could exceed projected profit margins on the contract. Performance problems on existing and future contracts could cause actual results of operations to differ materially from those anticipated by us and could cause us to suffer damage to our reputation within the industry and among our customers.

Timing of the award and performance of new contracts could have an adverse effect on our operating results and cash flow.

At any point in time, a substantial portion of our revenues may be derived from a limited number of large construction contracts. It is generally very difficult to predict whether and when new contracts will be offered for tender, as these contracts frequently involve a lengthy and complex design and bidding process, which is affected by a number of factors, such as market conditions, financing arrangements and governmental approvals. Because of these factors, our results of operations and cash flows may fluctuate from quarter to quarter and year to year, and the fluctuation may be substantial.

The uncertainty of the timing of contract awards may also present difficulties in matching the size of work crews with contract needs. In some cases, we may maintain and bear the cost of a ready work crew that is larger than currently required, in anticipation of future employee needs for existing contracts or expected future contracts. If a contract is delayed or an expected contract award is not received, we would incur costs that could have a material adverse effect on our anticipated profit.

In addition, the timing of the revenues, earnings and cash flows from our contracts can be delayed by a number of factors, including adverse weather conditions such as prolonged or intense periods of rain, storms or flooding, delays in receiving material and equipment from suppliers and changes in the scope of work to be performed. Those delays, if they occur, could have an adverse effect on our operating results for a particular period.

Our dependence on a limited number of customers could adversely affect our business and results of operations.

Due to the size and nature of our construction contracts, one or a few customers have in the past and may in the future represent a substantial portion of our consolidated revenues and gross profits in any one year or over a period of several consecutive years. Similarly, our contract backlog frequently reflects multiple contracts for individual customers; therefore, one customer may comprise a significant percentage of contract backlog at a certain point in time. For the year ended December 31, 2009, Electricity of Vietnam accounted for approximately 34% of our revenues. The loss of business from these entities could have a material adverse effect on our business or results of operations. Because we do not maintain any reserves for payment defaults, a default or delay in payment on a significant scale could materially adversely affect our business, results of operations and financial condition.

We may incur higher costs to acquire and maintain equipment necessary for our operations, and the market value of our equipment may decline.

We have traditionally owned most of the construction equipment used to build our projects, and we do not bid on contracts for which we do not have, or cannot quickly procure (whether through acquisition or lease), the necessary equipment. To the extent that we are unable to buy construction equipment necessary for our needs, either due to a lack of available funding or equipment shortages in the marketplace, we may be forced to rent equipment on a short-term basis, which could increase the costs of completing contracts. In addition, our equipment requires continuous maintenance for which we maintain our own repair facilities. If we are unable to continue to maintain the equipment in our fleet, we may be forced to obtain third-party repair services, which could increase our costs.

The market value of our equipment may unexpectedly decline at a faster rate than anticipated. Such a decline would reduce the borrowing base under our construction business credit facility, thereby reducing the amount of credit available to us and impeding our ability to expand our business consistent with historical levels.

Unanticipated adverse weather conditions may cause delays, which could slow completion of our contracts and negatively affect our revenues and cash flow.

Because a part of our construction projects are built outdoors, work on our contracts is subject to unpredictable weather conditions. Lengthy periods of wet weather will generally interrupt construction, and this can lead to under-utilization of crews and equipment, resulting in less efficient rates of overhead recovery. While revenues can be recovered following a period of bad weather, it is generally impossible to recover the efficiencies, and hence, we may suffer reductions in the expected profit on contracts.

Our operations are subject to hazards that may cause personal injury or property damage, thereby subjecting us to liabilities and possible losses, which may not be covered by insurance.

Our workers are subject to the usual hazards associated with providing services on construction sites. Operating hazards can cause personal injury and loss of life, damage to, or destruction of, property, plant and equipment and environmental damage. We self-insure our workers’ compensation claims, subject to stop-loss insurance coverage. We also maintain insurance coverage in amounts and against the risks that we believe are consistent with industry practice, but this insurance may not be adequate to cover all losses or liabilities that we may incur in our operations.

Insurance liabilities are difficult to assess and quantify due to unknown factors, including the severity of an injury, the determination of our liability in proportion to other parties, the number of incidents not reported and the effectiveness of our safety program. If we were to experience insurance claims or costs above our estimates, we might also be required to use working capital to satisfy these claims rather than to maintain or expand our operations. To the extent that we experience a material increase in the frequency or severity of accidents or workers’ compensation claims, or unfavorable developments on existing claims, our operating results and financial condition could be materially and adversely affected.

Environmental and other regulatory matters could adversely affect our ability to conduct our business and could require expenditures that could have a material adverse effect on our results of operations and financial condition.

Our operations are subject to various environmental laws and regulations relating to the management, disposal and remediation of hazardous substances and the emission and discharge of pollutants into the air and water. As a contractor, however, our customers are primarily responsible for environmental protection.  Nevertheless, we could be held liable for the contamination created not only by our own activities but also by the historical activities of others on our project sites or on properties that we acquire.

Our operations are also subject to laws and regulations relating to workplace safety and worker health, which, among other things, regulate employee exposure to hazardous substances. Violations of those laws and regulations could subject us to substantial fines and penalties, cleanup costs, third-party property damage or personal injury claims.

In addition, these laws and regulations have become, and are becoming, increasingly stringent. Moreover, we cannot predict the nature, scope or effect of legislation or regulatory requirements that could be imposed, or how existing or future laws or regulations will be administered or interpreted, with respect to products or activities to which they have not been previously applied. Compliance with more stringent laws or regulations, as well as more vigorous enforcement policies of the regulatory agencies, could require us to make substantial expenditures for, among other things, pollution control systems and other equipment that we do not currently possess, or the acquisition or modification of permits applicable to our activities.

If we fail to obtain additional financing we will be unable to execute our business plan.

We need additional funds to finance our capital projects. Should such needs arise, we intend to seek additional funds through public or private equity or debt financing, strategic transactions and/or from other sources.  There are no assurances that future funding will be available on favorable terms or at all. If additional funding is not obtained, we will need to reduce, defer or cancel development programs, planned initiatives or overhead expenditures, to the extent necessary. The failure to fund our capital requirements would have a material adverse effect on our business, financial condition and results of operations.

We may face potential dilution of our ownership interest in our subsidiaries.

We operate nationwide in Vietnam through our subsidiaries, serving almost exclusively public sector clients.  Our wholly-owned subsidiary, Cavico Vietnam, conducts its operations through a number of subsidiaries. Some of these entities are wholly owned while others are partially owned by Cavico Vietnam. The officers and directors of Cavico Vietnam also hold positions on the Boards of these subsidiaries. The profit/loss generated from the entities in which we have less than fifty percent ownership shares was $103,831 as loss and $93,716 as profit for the year ended December 31, 2009 and 2008, respectively.

Some of our subsidiaries were able to raise working capital by selling their shares to independent third parties.  During 2007 and 2008, we permitted some of our subsidiaries to sell shares to third parties for the purpose of raising funds for expanded operations, thereby reducing our percentage held in those entities.  As of December 31, 2009, through either the purchase and sale of securities, Cavico Vietnam's consolidated ownership percentage from December 31, 2008 to December 31, 2009 in: Cavico Hydropower Construction JSC decreased from 71.80% to 71.74%; Cavico Tower decreased from 33.79% to 33.21%; Cavico Industry & Tech Service decreased from 64.64% to 62.08%; Cavico Stone & Mineral increased from 35.50% to 44.93%; Luong Son International Tourist increased from 90.90% to 92.16%; and Cavico Land increased from 13.35% to 15.25%.  We do not plan to sell additional shares in any of our subsidiaries.  If we do sell additional shares in our subsidiaries or if the subsidiaries sell additional shares to third parties, our ownership interest in our subsidiaries could be diluted and we would potentially recognize less income from our subsidiaries.

We will be unsuccessful if we fail to attract and retain qualified personnel.

We depend on a core management team. The loss of any of these individuals could prevent us from achieving our business objective of commercializing our product candidates. Our future success will depend in large part on our continued ability to attract and retain other highly qualified management team, engineers, technical operators, skilled labors with expertise in our construction field. We face competition for personnel from other companies, universities, public and private research institutions, government entities and other organizations. If our recruitment and retention efforts are unsuccessful, our business operations could suffer.

Risks Associated with Our Capital Structure

Insiders have substantial control over the company, and issuance of shares of Common Stock pursuant to our incentive plan will dilute your ownership and voting rights and allow insiders to control the direction of the Company.

Our executive officers and directors, beneficially owned as of October 8, 2010 in the aggregate, approximately 527,609 shares of our 3,047,795 outstanding common stock , which constitutes approximately 17.3% of our outstanding shares.  Our officers and directors ownership percentage will increase as a result of any shares issued under our 2008 Stock Award and Incentive Plan for which we can issue up to1,250,000 shares to our officers, directors, employees and consultants.

If we issue  all 1,250,000 shares of common stock issuable under our incentive plan to our management, our management will control approximately 41.3% of the votes on matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.

Our common stock does not have a vigorous trading market and you may not be able to sell your securities when desired.

We have a limited active public market for our common shares. We cannot assure you that a more active public market will ever develop, allowing you to sell large quantities of shares or all of your holdings. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

Our common stock could be subject to extreme volatility.

The trading price of our shares has fluctuated widely from time to time and may be subject to similar fluctuations in the future. The trading price of our common stock may be affected by a number of factors, including events described in the risk factors set forth in this prospectus, as well as our operating results, financial condition, announcements of construction projects, general conditions in Vietnam, Southeast Asia, overall country-wide development, and other events or factors. In recent years, broad stock market indices, in general, and smaller capitalization companies, in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our common stock. These fluctuations may have a negative effect on the market price of our common stock.  In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our stock.

We have never paid dividends and have no plans to in the future.

Holders of shares of our common stock are entitled to receive dividends as declared by our Board of Directors. To date, we have  not paid cash dividends on our shares of common stock and we do not expect to pay cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operations of our business. Therefore, any return investors in our common stock may have will be in the form of appreciation, if any, in the market value of their shares of common stock.

Our common stock may be subject to “penny stock” rules of the Securities and Exchange Commission, which may make it more difficult for stockholders to sell our common stock.

Under the rules of the Securities and Exchange Commission, if the price of our securities is below $5.00 per share and our securities are not listed on the Nasdaq Capital Market or another national securities exchange, our securities will come within the definition of a “penny stock.” In that case, our securities may become subject to the “penny stock” rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

•	Make a suitability determination prior to selling penny stock to the purchaser;
•	Receive the purchaser's written consent to the transaction; and
•	Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our securities, and may affect the ability to resell our securities.

If we fail to maintain an effective system of internal control, we may not be able to accurately report our financial results or prevent fraud.

We are subject to reporting obligations under the U.S. securities laws. The SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of our internal controls over financial reporting.  Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future. Effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our stock.

Our management identified material weaknesses in internal control during its assessment of internal controls over financial reporting as of December 31, 2009.  We lack an effective and efficient period end closing process to timely prepare the financial statements for audits to meet financial reporting deadlines. We lacked effective accounting policies to record bad debt expense on recievables and writedowns on work-in-process. Management determined that we did not fully implement our transition to United States Generally Accepted Accounting Principles (“US GAAP”) which are different from the accounting principles used in Vietnam.  As a result, we were required to record material adjustments to the December 31, 2009 and 2008 financial statements to bring them into compliance.  The Company recorded additional costs of goods sold of $1,021,259 for losses on certain projects where anticipated future costs exceed the expected revenue amounting to $562,074 and write-off of advances on certain projects where no future benefits are expected amounting to $459,185 and other expenses of $276,498 for write-off of certain advances and receivables for total of  $1,297,757.  These adjustments and reclassification of accounts affected a reduction of total assets by $1,425,658 and reduction of liabilities by $127,901. In an effort to remediate the identified material weakness and to further enhance our internal controls, we are in the process of identifying and retaining a consultant who can work with our Vietnamese accounting team to identify US GAAP related issues and help evaluate and address such issues before they present problems in reporting in the United States.

If we fail to remain current in our reporting requirements, our securities could be removed from the NASDAQ Capital Market, which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the NASDAQ Capital Market must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the NASDAQ Capital Market. If we fail to remain current on our reporting requirements, we could be removed from the NASDAQ Capital Market. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

We may need additional capital, and the sale of additional shares or other equity securities could result in additional dilution to our stockholders.

We believe that our current cash and cash equivalents, anticipated cash flow from operations and the net proceeds from this financing will be sufficient to meet our anticipated cash needs for the foreseeable future. We may, however, require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

The implementation of our stock-based incentive plan may dilute your percentage ownership interest and may also result in downward pressure on the price of our stock.

Our Board has adopted a stock-based incentive plan, which was approved at a special shareholders’ meeting on April 27, 2009.  Under the incentive plan, we can grant 1,250,000 shares to our officers, directors, employees and consultants.  Shareholders would experience a dilution in ownership interest, assuming the maximum issuance of 1,250,000 shares from stock options or awards of restricted stock under the plan.  In addition, the existence of a significant amount of stock and stock options that would be issuable upon the adoption and approval of our stock-based incentive plan may be perceived by the market as having a dilutive effect, which could lead to a decrease in the price of our common stock.

Adverse changes in political and economic policies of the Vietnamese government could have a material adverse effect on the overall economic growth of Vietnam, which could reduce the demand for our products and materially and adversely affect our competitive position.

Our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in Vietnam. The Vietnamese economy differs from the economies of most developed countries in many respects, including:

•      the amount of government involvement;
•      the level of development;
•      the growth rate;
•      the control of foreign exchange; and
•      the allocation of resources.

While the Vietnamese economy has grown significantly in the past 20 years, the growth has been uneven, both geographically and among various sectors of the economy. The Vietnam government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall Vietnamese economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by Vietnamese government control over capital investments or changes in tax regulations that are applicable to us.

The Vietnamese economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the Vietnamese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in Vietnam is still owned by the Vietnam government. The continued control of these assets and other aspects of the national economy by the Vietnamese government could materially and adversely affect our business. The Vietnam government also exercises significant control over Vietnamese economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Efforts by the Vietnam government to slow the pace of growth of the Vietnamese economy could result in decreased capital expenditure by the government, which in turn could reduce demand for our services.

Any adverse change in the economic conditions or government policies in Vietnam could have a material adverse effect on the overall economic growth and the level of energy and infrastructure investments and expenditures in Vietnam, which in turn could lead to a reduction in demand for our products and consequently have a material adverse effect on our businesses.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

All of our revenues and most of our expenses are denominated in the Vietnamese Dong. If our revenues denominated in the Vietnamese Dong increase or expenses denominated in Vietnamese Dong decrease in the future, we may need to convert a portion of our revenues into other currencies to meet our foreign currency obligations, including, among others, payment of dividends declared, if any, in respect of our ordinary shares.

Our operations and assets in Vietnam are subject to significant political and economic uncertainties.

Government policies are subject to rapid change and the Vietnam government may adopt policies which have the effect of hindering private economic activity and greater economic decentralization. There is no assurance that the Vietnam government will not significantly alter its policies from time to time without notice in a manner with reduces or eliminates any benefits from its present policies of economic reform. In addition, a substantial portion of productive assets in Vietnam remains government-owned. For instance, all lands are state owned and leased to business entities or individuals through governmental granting of state-owned land use rights. The granting process is typically based on the government policies at the time of granting, which could be lengthy and complex. This process may adversely affect our business. The Vietnam government also exercises significant control over Vietnam’s economic growth through the allocation of resources, controlling payment of foreign currency and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures. In addition, changes in laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency, the nationalization or other expropriation of private enterprises, as well as adverse changes in the political, economic or social conditions in Vietnam, could have a material adverse effect on our business, results of operations and financial condition.

A downturn in the economy of Vietnam may slow our growth and profitability.

The growth of the Vietnamese economy has been uneven across geographic regions and economic sectors. There can be no assurance that growth of the Vietnamese economy will be steady or that any downturn will not have a negative effect on our business.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets based in Vietnam.

Substantially all of our assets are located in Vietnam and the majority of our officers and present directors reside outside of the United States.  As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws. Moreover, we have been advised that Vietnam does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extradition treaties now in effect between the United States and Vietnam would permit effective enforcement of criminal penalties of the Federal securities laws.

 USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including general working capital purposes. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 300,000,000 shares of common stock, $0.001 par value per share. As of October 8, 2010, we had approximately 3,047,795 shares issued and outstanding.

General

Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

Holders of our common stock:

(i) have equal ratable rights to dividends from funds legally available therefore, if declared by the Board of Directors;

(ii) are entitled to share ratably in all our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

(iii) do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions; and

(iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

The holders of shares of our common stock do not have cumulative voting rights, which means that the holder or holders of more than fifty percent (50%) of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of the our directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is First American Stock Transfer, Inc.

Listing

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “CAVO”.

DESCRIPTION OF PREFERRED STOCK

We may issue up to 25,000,000 shares of our preferred stock, par value $0.001 per share, from time to time in one or more series. As of the date of this prospectus, no shares of our preferred stock were outstanding.

Our certificate of incorporation authorizes our Board of Directors to issue preferred stock from time to time with such designations, preferences, conversion or other rights, voting powers, restrictions, dividends or limitations as to dividends or other distributions, qualifications or terms or conditions of redemption as shall be determined by the Board of Directors for each class or series of stock subject to the provisions of our certificate of incorporation. Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, the rules of the NASDAQ Capital Market or other securities exchange or market on which our stock is then listed or admitted to trading.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of Cavico.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

•	The title and stated or par value of the preferred stock;
•	The number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;
•	The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;
•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;
•	The provisions for a sinking fund, if any, for the preferred stock;
•	Any voting rights of the preferred stock;
•	The provisions for redemption, if applicable, of the preferred stock;
•	Any listing of the preferred stock on any securities exchange;
•
The terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

•	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock;
•	Any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific warrants.

 The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	The title of the warrants;
•	The aggregate number of the warrants;
•	The price or prices at which the warrants will be issued;
•	The designation, amount and terms of the offered securities purchasable upon exercise of the warrants;
•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;
•	The terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;
•	Any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	The price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;
•	The date on which the right to exercise the warrants shall commence and the date on which the right shall expire;
•	The minimum or maximum amount of the warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	if appropriate, a discussion of Federal income tax consequences; and
•	Any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

 DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•
The terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus separately or together through any of the following methods:

• directly to investors or purchasers;
• to investors through agents;
• directly to agents;
• to or through brokers or dealers;
• to the public through underwriting syndicates led by one or more managing underwriters;
• to one or more underwriters acting alone for resale to investors or to the public;
• through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or
• through a combination of any of these methods of sale.

Securities may also be issued upon exercise of warrants or as a dividend or distribution. We reserve the right to sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

We may effect the distribution of the securities from time to time in one or more transactions:

• at a fixed price or prices, which may be changed from time to time;
• at market prices prevailing at the times of sale;
• at prices related to such prevailing market prices; or
• at negotiated prices.

We will describe the method of distribution of the securities in the applicable prospectus supplement.

Direct Sales and Sales through Agents

We may directly solicit offers to purchase the securities offered by this prospectus. Agents designated by us from time to time may solicit offers to purchase the securities. We will name any agent involved in the offer or sale of the securities and set forth any commissions payable by us to an agent in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of his or her appointment. Any agent may be deemed to be an "underwriter" of the securities as that term is defined in the Securities Act.

Sales Through Underwriters or Dealers

If we use an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. We will describe any of these activities in the applicable prospectus supplement.

If a dealer is used in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The applicable prospectus supplement will set forth the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The applicable prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process.

Agreements we enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of these liabilities. The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution.

Delayed Delivery Contracts

We may authorize underwriters, dealers and agents to solicit offers by certain institutional investors to purchase offered securities under contracts providing for payment and delivery on a future date specified in the applicable prospectus supplement. The applicable prospectus supplement will also describe the public offering price for the securities and the commission payable for solicitation of these delayed delivery contracts. Delayed delivery contracts will contain definite fixed price and quantity terms. The obligations of a purchaser under these delayed delivery contracts will be subject to only two conditions:

• that the institution's purchase of the securities at the time of delivery of the securities is not prohibited under the law of any jurisdiction to which the institution is subject; and

• that we shall have sold to the underwriters the total principal amount of the offered securities, less the principal amount covered by the delayed delivery contracts.

"At the Market" Offerings

We may from time to time engage a firm to act as our agent for one or more offerings of our securities. We sometimes refer to this agent as our "offering agent." If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such securities on the agreed terms. The offering agent could make sales in privately negotiated transactions or using any other method permitted by law, including sales deemed to be an "at the market" offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NASDAQ Capital Market, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an "underwriter" within the meaning of the Securities Act with respect to any sales effected through an "at the market" offering.

Market Making, Stabilization and Other Transactions

To the extent permitted by and in accordance with Regulation M under the Exchange Act, in connection with an offering an underwriter may engage in over-allotments, stabilizing transactions, short covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be otherwise. If commenced, the underwriters may discontinue any of these activities at any time.

To the extent permitted by and in accordance with Regulation M under the Exchange Act, any underwriters who are qualified market makers on the NASDAQ Capital Market may engage in passive market making transactions in the securities on the NASDAQ Capital Market during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

No securities may be sold under this prospectus without delivery, in paper format, in electronic format on the Internet, or both, of the applicable prospectus supplement describing the method and terms of the offering.

LEGAL MATTERS

     The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

 EXPERTS

The consolidated financial statements of Cavico Corp. as of December 31, 2009 and 2008 and for each of the years in the two-year period ended December 31, 2009 appearing in Cavico Corp.’s Annual Report (Form 10-K/A) for the year ended December 31, 2009, have been audited by PMB Helin Donovan, LLP, Cavico Corp.’s independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents were filed with the SEC pursuant to the Exchange Act and are incorporated by reference and made a part of this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on April 15, 2010, as amended by our annual report on Form 10-K/A filed with the SEC on September 16, 2010;
•	Our Quarterly Report on Form 10-Q/A (Amendment No. 2) for the period ended March 31, 2009, filed with the SEC on January 20, 2010;
•	Our Quarterly Report on Form 10-Q/A (Amendment No. 2) for the period ended June 30, 2009 filed with the SEC on January 20, 2010;
•	Our Quarterly Report on Form 10-Q/A (Amendment No. 2) for the period ended September 30, 2009 filed with the SEC on January 20, 2010;
•
Our Quarterly Report on Form 10-Q for the period ended March 31, 2010 filed with the SEC on May 17, 2010, as amended by our Quarterly Report on Form 10-Q for the period ended March 31, 2010, filed with the SEC on September 16, 2010;

•	Our Quarterly Report on Form 10-Q for the period ended June 30, 2010 filed with the SEC on August 23, 2010;
•	Our Current Report on Form 8-K filed with the SEC on January 14, 2010;
•	Our Current Report on Form 8-K filed with the SEC on September 16, 2010;
•
The description of our Common Stock contained in the our Registration Statement on Form 8-A filed September 17, 2009 (File No. 001-34461), including any amendment or report filed for the purpose of updating such description; and

•
all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this prospectus and prior to the termination of this offering.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

Any statement contained herein or made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus

 We will provide without charge to each person to whom this prospectus is delivered, upon oral or written request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Written or telephone requests should be directed to: Ha Quang Bui, 17011 Beach Blvd., Suite 1230, Huntington Beach, CA 92647. Our telephone number is (714) 843-5456. Our website is located at www.cavicocorp.com. Information contained on, or that can be accessed through, our website is not part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different or additional information. We will not make an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date of those documents.

750,000 Shares of Common Stock

Cavico Corp.

PROSPECTUS SUPPLEMENT

Rodman & Renshaw, LLC	Chardan Capital Markets, LLC

October 27, 2010